Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Timber Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares of common stock, par value $0.001 per share (2)(3)	457(o)	-	-	$8,750,000.00	0.0000927	$811.125
Fees to Be Paid	Equity	Common Warrants	457(g)	--	-	-	-	(4)
Fees to Be Paid	Equity	Pre-Funded Warrants (3)	457(g)	-	-	-	-	(4)
Fees to Be Paid	Equity	Shares of common stock, par value $0.001 per share (2)(5)	457(o)	-	-	$8,750,000.00	0.0000927	$811.125
Fees to Be Paid	Equity	Shares of common stock, par value $0.001 per share(2)(3)(6)	457(o)	-	-	(3)	0.0000927	(3)
	Total Offering Amounts					$17,500,000.00		$1,622.25
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,622.25

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $8,750,000.00.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	Shares of common stock issuable upon the exercise of the Common Warrants.

(6)	Shares of common stock issuable upon exercise of the Pre-Funded Warrants.